EXHIBIT NO. 23.01
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Independent Auditors Consent

We consent to the incorporation by reference in Form S-8 of Consolidated
Medical Management, Inc. of our report dated August 16, 2001 on the financial statements of Consolidated Medical Management, Inc.) as of December 31, 1999
and 2000 and for the periods then ended, appearing in this current report on
Form S-8, of Consolidated Medical Management, Inc.

Clyde Bailey, P.C.
San Antonio, Texas